Exhibit 99.1

        Quotesmith.com Completes Asset Acquisition of Life Quotes, Inc.

    DARIEN, Ill., May 7 /PRNewswire-FirstCall/ -- Quotesmith.com, Inc., (Nasdaq: QUOT), the only place on earth where you can get instant insurance quotes from over 200 leading companies and have the freedom to buy from the company of your choice, today announced that it has completed the previously announced asset acquisition of Life Quotes, Inc. utilizing cash on hand and external financing. As part of the Life Quotes asset acquisition and as previously announced, Quotesmith.com intends to sell approximately 2.4 million shares of common stock at a price of $5.50 per share to Zions Bancorporation, raising $13,000,000 of additional capital. Information on the proposed sale of shares will be contained in a forthcoming revised proxy statement for our annual meeting.


    About Quotesmith.com

    Originally founded in 1984 as Quotesmith Corporation, Quotesmith.com owns and operates a comprehensive online consumer insurance information service at www.insure.com . Visitors to the Company's Web site are able to obtain instant quotes from more than 200 leading insurers, achieve maximum savings and have the freedom to buy from any company shown. Insure.com also plays home to over 3,000 originally authored articles on various insurance topics and also provides consumer insurance decision-making tools that are not available from any other single source. Quotesmith.com also provides personalized insurance brokerage and policy placement services for its customers. Shares of Quotesmith.com trade on the Nasdaq SmallCap Market under the symbol "QUOT."

    In connection with the proposed transactions, Quotesmith.com has filed proxy statements and other materials with the Securities and Exchange Commission. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Quotesmith.com and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction matters. Information regarding such individuals is included in Quotesmith.com's proxy statements and Annual Reports on Form 10-K previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transactions. Investors may obtain a free copy of the proxy statements and other relevant documents as well as other materials filed with the Securities and Exchange Commission concerning Quotesmith.com and these individuals at the Securities and Exchange Commission's website at http://www.sec.gov . These materials and other documents may also be obtained for free from: Quotesmith.com, Inc., 8205 South Cass Avenue, No. 102, Darien, Illinois 60561, Attn: Secretary.


    Cautions about Forward-Looking Statements

    This announcement may contain forward-looking statements that involve risks, assumptions and uncertainties pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. This announcement also contains forward-looking statements about events and circumstances that have not yet occurred and may not occur. These forward-looking statements are inherently difficult to predict. Expressions of future goals and similar expressions including, without limitation, "intend," "may," "plans," "will," "believe," "should," "could," "hope," "expects," "expected," "does not currently expect," "anticipates," "predicts," "potential" and "forecast," reflecting something other than historical fact, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Investors should be aware that actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. Reported Web site activity and/or quotes are not necessarily indicative of any present or future revenue. The Company will not necessarily update the information in this press release if any forward-looking statement later turns out to be inaccurate. Potential risks and uncertainties include, among others, declines in the life insurance industry, level of acceptance of purchasing insurance over the Internet by consumers, unpredictability of future revenues, potential fluctuations in quarterly operating results, seasonality, competition, the evolving nature of its business model, the increasingly competitive online commerce environment, dependence on continuing growth of online commerce, risks associated with capacity constraints and the management of growth as well as the risks associated with potential terrorism threats. More information about potential factors that could affect the Company's financial results are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 which is on file with the United States Securities and Exchange Commission. Quotesmith.com and insure.com are service marks of Quotesmith.com, Inc. All other names are trademarks of their respective owners.



SOURCE  Quotesmith.com, Inc.
    -0-                             05/07/2004
    /CONTACT: Phillip A. Perillo, Chief Financial Officer of Quotesmith.com, +1-630-515-0170, ext. 295, phil@insure.com /
    /Web site:  http://www.insure.com
                http://www.quotesmith.com /
    (QUOT)

CO:  Quotesmith.com, Inc.; Life Quotes, Inc.; Zions Bancorporation
ST:  Illinois
IN:  CPR PUB INS MLM
SU:  TNM